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                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT dated this 24th day of May, 2004 (this "Agreement"), between Curtiss-Wright Corporation, a Delaware corporation, with principal executive offices located at 4 Becker Farm Road, Roseland, N.J. 07068 (the "Company"), and the persons named on the signature pages hereof (each an "Investor" and collectively the "Investors");

                                   WITNESSETH

     WHEREAS, upon the terms and subject to the conditions of the Asset Purchase Agreement dated as of May 24, 2004, between Curtiss-Wright Flow Control Service Corporation and Trentec, Inc., an Ohio corporation ("Seller") and the Company (the "Asset Purchase Agreement"), the Company will issue 280,475 shares of Common Stock, $1.00 par value ("Common Stock");

     WHEREAS, Seller intends to distribute the Common Stock to the stockholders of Seller and has requested as a matter of administrative convenience that the Company issue the Common Stock to the stockholders of Seller, and the Investors constitute all of the stockholders of Seller; and

     WHEREAS, to induce the Seller to execute and deliver the Asset Purchase Agreement, the Company has agreed to provide with respect to the Common Stock certain registration rights under the Securities Act (as hereinafter defined) and to issue the Common Stock to the Investors;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions.

     (a) As used in this Agreement, the following terms shall have the meanings:

          (i) "Affiliate" of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities, ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing.

          (ii) "Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement by and between Curtiss-Wright Flow Control Service Corporation and the Seller , of even date herewith.





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          (ii) "Commission" means the Securities and Exchange Commission.

          (iii) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

          (iv) "Investor" means each of the Investors referred to in the first paragraph hereof and any transferee or assignee of Registrable Securities who agrees to become bound by all of the terms and provisions of this Agreement in accordance with Section 9 hereof.

          (v) "Person" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          (vi) "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

          (vii) "Registrable Securities" means the Common Stock; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.

          (viii) "Registration Statement" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus.

          (ix) "Restricted Security" means any share of Common Stock issued pursuant to the Asset Purchase Agreement, except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the Prospectus included in the Registration Statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the


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     Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

          (x) "Securities Act" means the Securities Act of 1933, as amended, and the rules and, regulations of the Commission thereunder, or any similar successor statute, rules and regulations.

     (b) Each capitalized term used and not defined herein has the respective meaning assigned to it in the Asset Purchase Agreement.

     2. Registration.

     (a) Filing and Effectiveness of Registration Statement. The Company shall prepare and file with the Commission by not later than fifteen (15) business days after the Closing Date (as defined in the Asset Purchase Agreement), a Registration Statement relating to the offer and sale of the Registrable Securities and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable thereafter, provided, however, that notwithstanding the foregoing the Company may delay the filing of the Registration Statement until the earlier of (i) ten (10) business days after the date the staff of the Commission informs the Company or its legal counsel that the staff of the Commission has no further comments on, and will grant an acceleration request with respect to, Registration Statement No. 333-113985 or (ii) ninety (90) calendar days after the Closing Date. The Company shall notify each Investor by written notice that the Registration Statement required by this Section 2(a) has been declared effective by the Commission by the third business day after such declaration by the Commission.

     (b) Eligibility for Use of Form S-3. The Company agrees that it shall use commercially reasonable efforts to file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action as may be reasonably required so as to maintain its eligibility for the use of a Registration Statement on Form S-3.

     3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall:

     (a) Promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Investors for resales of the Registrable Securities for a period of two years from the date on which the Registration Statement is first declared effective by the Commission (the "Effective Time") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been


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sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "Registration Period") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 3(a), the Company may, during the Registration Period, suspend the use of the Prospectus for a period not to exceed 90 days (whether or not consecutive) in any 12-month period if the Board of Directors of the Company determines in good faith that because of pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to or contemporaneously with suspending such use, the Company provide each Investor with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension period, the Company shall provide each Investor with written notice of the termination of such suspension;

     (b) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors as set forth in the Prospectus forming part of the Registration Statement or are no longer Registrable Securities;

     (c)(i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof to each Investor and reflect in such documents all such comments as the Investors (and their counsel) reasonably may propose with regard to Holder ownership and the Plan of Distribution included therein and (ii) furnish to the Investors and their legal counsel identified to the Company, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor;

     (d) As promptly as practicable after becoming aware of such event, notify each Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Investor as the Investor may reasonably request;

     (e) As promptly as practicable after becoming aware of such event, notify each Investor of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

     (f) Cause all the Registrable Securities covered by the Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included. The Company shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with the New York Stock Exchange (or if the Common Stock is no longer listed thereon, with such other securities exchange or market on which the Common Stock is then listed) so as to enable the Holders to the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act;

     (g) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

     (h) Direct its transfer agent, American Stock Transfer & Trust Company ("AST"), to record in uncertificated form in the master securityholder file that AST maintains for the Company as transfer agent, the Registrable Securities credited to each Investor. Such ownership data is not to be recorded in or in respect of a nominee account (except as may be necessary for brief intervals incident to share transfer processing), but instead are to be registered in the master securityholder file in the same manner in which certificated shares are registered. The uncertificated ownership position of each Investor shall be a restricted file and the terms of such restrictions shall be in accordance with the terms and conditions set forth in Section 5 of this Agreement.

     (i) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by each Investor of its Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

     (j) If required, make generally available to its security holders as soon as practicable, but in any event not later than 18 months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);


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     4. Obligations of the Investors. In connection with the registration of the
Registrable Securities, the Investors shall have the following obligations:

     (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of each Investor that the Investor shall promptly furnish to the Company such information regarding the Investor, the Registrable Securities held by the Investor and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least seven days prior to the first anticipated filing date of the Registration Statement, the Company shall promptly notify each Investor in writing of the information the Company requires from the Investor (the "Requested Information"). If two business days prior to the anticipated filing date the Company has not received the Requested Information from Investors holding a majority of the Registrable Securities, then the Company shall delay filing the Registration Statement until the second business day after it receives the Requested Information from holders of a majority of the Registrable Securities. If two business days prior to the anticipated filing date the Company has received the Requested Information from Investors holding a majority of the Registrable Securities, then the Company may file the Registration Statement without including the Registrable Securities held by Investors who have failed to provide the Requested Information (the "Nonperforming Investors") and the Company shall have no further obligation to include the shares of the Nonperforming Investors in the Registration Statement; provided however, if the Company should receive the Requested Information from an additional Investor prior to the anticipated filing date, the Company may (but shall not be obligated to) again delay filing the Registration Statement for an additional two business days without obligation to the other Investors holding a majority of the Registrable Securities who have timely provided the Requested Information;

     (b) Each Investor by acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder; and

     (c) Each Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(d) or 3(e), the Investor shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(d) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     5. Lockup Provisions.

     For good and valuable consideration, receipt of which is hereby acknowledged, each Investor hereby agrees, for a period commencing on the date hereof (the "Effective Date") and


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ending on the first anniversary of the date hereof (the "Lock-Up Period"), not to sell, loan, pledge, assign, transfer, encumber, distribute, grant or otherwise dispose of, directly or indirectly, or offer, contract or otherwise agree to do any of the foregoing, with respect to (A) any shares acquired pursuant to the Asset Purchase Agreement, including shares registered under the Securities Act pursuant to this Agreement, (B) any options or warrants to purchase any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock, or (C) any securities convertible into or exchangeable for shares of Common Stock (collectively, the "Securities"), in each case now owned or hereafter acquired directly or indirectly by the Investor or with respect to which the Investor has or hereafter acquires the power of disposition during the Lock-Up Period (collectively, a "Disposition"), otherwise than (i) with the prior written consent of the Company, or (ii) in open market transactions of up to 2,000 shares per trading day (calculated for this purpose to include transactions by all Investors on a collective basis),PROVIDED, HOWEVER, that if the Investors in the aggregate sell fewer than 2,000 shares on a given trading day, the excess shares may be cumulated and sold in addition to the 2,000 shares that could otherwise be sold on a subsequent trading day, but in no event shall open market transactions exceed 10,000 shares in the aggregate for all Investors on any trading day, or (iii) in private transactions, or by gift or other nonpublic transfer which is authorized pursuant to the terms of this Agreement, including, but not limited to, exchanges involving private investment partnerships, PROVIDED FURTHER, HOWEVER, that prior to any such authorized private transaction, gift or other nonpublic transfer any such transferee or donee shall first agree to become subject to and be bound by the provisions of this section, pursuant to a separate accession agreement, a copy of which (signed by such transferee or donee) shall be furnished to the Company. The foregoing restriction is expressly agreed to preclude the Investor or other holder of the Securities from engaging during the Lock-Up Period in any hedging or other transaction which is designed to, or reasonably expected to lead to or result in a Disposition of the Securities otherwise than in accordance with this
Section 5, even if such Securities would be disposed of by someone other than the Investor.

     6. Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one firm of counsel to the holders of a majority in interest of the Registrable Securities (which fees and disbursements shall not exceed $5,000) shall be borne by the Company.

     7. Indemnification and Contribution.

     (a) Indemnification by the Company. The Company shall indemnify and hold harmless each Investor and each person who controls such Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective directors and officers (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, costs or expenses to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), costs or expenses arise


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out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(d), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

     (b) Indemnification by the Investor. Each Investor agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use therein, and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Notice of Claims, etc. Promptly after receipt by a party seeking indemnification pursuant to this Section 7 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section 7 is being sought (the "Indemnifying Party") of the commencement thereof; but the


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omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party shall reasonably have concluded that (i) representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or
(ii) there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x),
(y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment that (A) does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment, (B) includes or will result in a finding or admission of any violation of any applicable law or statute or a violation of the rights of any Person; or (C) provides relief other than monetary damages that are paid in full by the Indemnifying Party, in which cases, the Indemnified Party shall have sole discretion as to whether to consent to the compromise or settlement.

     (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof), costs or expenses referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 (d) were determined by


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pro rata allocation (even if the Investor or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investor and any underwriters in this
Section 7(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

     (e) Notwithstanding any other provision of Section 7(d), in no event shall any Investor be required to undertake liability to any person under Section 7(d) for any amounts in excess of the dollar amount of the proceeds to be received by such Investor from the sale of such Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act; provided, however, in the event of fraud by the Investor, there shall be no such dollar amount limitation.

     (f) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 7 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an Indemnified Party at law or in equity.

     8. Rule 144. With a view to making available to the Investors the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use commercially reasonable efforts to:

     (a) comply with the provisions of paragraph (c) (1) of Rule 144; and

     (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

     9. No Assignment. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be personal to, and shall not be assignable by, Investors without the prior written consent of the Company, which consent shall not be unreasonably withheld, except that the rights of each Investor may be assigned by each Investor (i) if the Investor is a


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corporation, to a shareholder or shareholders of such Investor, (ii) if the
Investor is an individual, to a family member or trust for the benefit of one or more family members, (iii) upon the death of the Investor, to the heirs of the Investor by virtue of the Investor's will or the laws of descent and distribution, or (iv) to any entity or person that acquires at least 100,000 Registrable Securities, PROVIDED, HOWEVER, that each initial Investor shall not be permitted to make more than one such transfer described in this Section 9; provided further, however, that (x) such transfer is otherwise effected in accordance with exemptions from registration under applicable securities laws and the Company shall have been provided by the transferor and the transferee with such evidence thereof as the Company may request, including representations by the transferee in form and content reasonably acceptable to the Company and a legal opinion in form and substance reasonably acceptable to the Company substantially to the effect that such transfer may be affected pursuant to an available exemption from registration under applicable securities laws (or in lieu of such opinion, representations from the transferee that the transfer is a bona fide gift, the result of the death of the Investor, or is otherwise without consideration), (y) the Company is given written notice of such transfer prior to such transfer (or, in the case of the death of the Investor, as soon as practicable following the death of the Investor), and (z) the transferee by written agreement delivered to the Company agrees to be bound by the terms of this Agreement. In the event of any such permitted transfer, the defined term "Investors" shall from and after such transfer include such transferee.

     10. Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Company and the Investors, including Investors who have not consented to the amendment or waiver.

     11. Miscellaneous.

     (a) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

     (1) if to the Company, to:

          4 Becker Farm Road
          Roseland, N.J. 07068
          Attention: General Counsel

     (2) if to an Investor, as set forth in the signature pages of this Agreement.

The Company and any Investor may change the foregoing address by notice given pursuant to this Section 10(c).

     (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     (e) The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provision, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (f) This Agreement and the Asset Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement and the Asset Purchase Agreement supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

     (h) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, and Section 7 shall inure to the benefit of Indemnified Persons.

     (i) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     (j) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

     (k) The Company acknowledges that any failure by the Company to perform its obligations under Section 3, or any delay in such performance could result in direct damages to an Investor and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by such failure or delay; provided, however, the Company shall not be liable for any indirect, consequential, punitive or special damages of any kind.

     (l) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    CURTISS-WRIGHT CORPORATION


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    "INVESTORS"


                                    --------------------------------------------
                                        Name: Dwaine A. Godfrey, Sr.
                                        Address:
                                                 --------------------

                                                 --------------------


                                    --------------------------------------------
                                        Name: Dwaine A. Godfrey, Sr., Trustee of
                                        Tiffany Richardson Trust
                                        Address:
                                                 --------------------

                                                 --------------------


                                    --------------------------------------------
                                        Name: Dwaine A, Godfrey, Jr. Trustee of
                                        Dwaine A Godfrey, Jr. Trust
                                        Address:
                                                 --------------------

                                                 --------------------